UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2007

Learning Tree International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1805 Library Street, Reston, VA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 709-9119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2007, Learning Tree International, Inc. (“Learning Tree”) received a letter from the Office of Appeals and Review of the Nasdaq stock market (“Nasdaq”), stating that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) has confirmed receipt of Learning Tree’s letter of June 11, 2007 which requested that the Listing Council review the May 30, 2007 decision of the Panel. The May 30, 2007 decision by the Panel granted Learning Tree an extension until July 10, 2007 to file its Form 10-Q for its first fiscal quarter ending December 29, 2006. Because Learning Tree did not believe it would be able to meet the July 10, 2007 deadline it requested, in its letter dated June 11, 2007 that the Listing Council review the Panel’s decision of May 30, 2007.

On July 3, 2007, Learning Tree received a second letter from the Office of Appeals and Review of the Nasdaq stock market stating that the Listing Council had agreed to hear Learning Tree’s appeal of the Panel’s May 30, 2007 decision. The July 3 letter further stated that any potential suspension of Learning Tree’s securities from trading had been stayed pending further action by the Listing Council.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: July 6, 2007	By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht
Chief Executive Officer